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                                                CONFIDENTIAL TREATMENT REQUESTED
                                                                   EXHIBIT 10.26


                               LICENSE AGREEMENT


This License Agreement ("Agreement") is between Network Computer, Inc., 1000 Bridge Parkway, Redwood Shores, California 94065 ("NCI") and Endeavor Technologies, Inc., 3399 Peachtree Road, Suite 400, Atlanta, Georgia 30326 ("ENDEAVOR"). The parties agree as follows:

1.   DEFINITIONS

1.1 "INTERNET SERVICES" shall mean the Internet applications and services offered to Subscribers (as defined below) by ENDEAVOR through ENDEAVOR's server or by ENDEAVOR through an ISP Partner's server, which applications and services utilize the NCI Server Software and which applications and/or services are described on Exhibit A.

1.2 "ISP PARTNER" shall mean a third party internet service provider that has previously entered into a separate written license agreement with NCI for the NCI Server Software to provide the Internet Services to Subscribers to whom Subscriptions are granted by ENDEAVOR. ISP Partners shall have no right to grant Subscriptions hereunder.

1.3 "HOSPITALS" shall mean non-contiguous in-patient medical facilities or single main in-patient medical facilities with Satellites that are validly licensed to provide the Web-MD Hospital Services (as defined below) pursuant to Hospital Sublicense Agreements (as defined below). "Satellites" shall mean in-patient medical facilities which in total have less than fifty percent (50%) of the bed capacity of the main in-patient medical facility and share the same computer data network as the main in-patient medical facility.

1.4 "NC CARD" shall mean a card which may be distributed to Subscribers through which Subscribers are authorized to access the Internet Services. ENDEAVOR shall control the look of the NC Cards provided to ENDEAVOR provided that such look shall be subject to the review and approval of NCI consistent with the then-current NCI NC Card Elements and Usages guidelines (which approval shall not be unreasonably withheld). ENDEAVOR acknowledges that, once activated for a Subscriber, NC Cards may not be reused and/or reactivated for another Subscriber.

1.5 "NCI APPROVED NETWORK COMPUTER DEVICE" shall mean a network computer device distributed under a Network Computer Manufacturer's and/or ENDEAVOR's label which is approved by NCI as conforming to the applicable NCI set-top box design standards and contains a validly licensed copy of the software identified as NCI Client Software on Exhibit A hereto.

1.6 "NETWORK COMPUTER MANUFACTURERS" shall mean third parties, excluding ISP Partners, authorized in advance by NCI who manufacture and distribute NCI Approved Network Computer Devices.

1.7  "NCI SOFTWARE" shall mean, collectively, the NCI Custom Connect
     Server(TM) software (the "NCI Server Software") described on Exhibit A attached hereto, as may be amended by the parties from time to time; the user guides and manuals for use of the software provided to ENDEAVOR hereunder ("Software Documentation"); and Updates provided to ENDEAVOR hereunder. Unless expressly provided herein, references to the NCI Server Software shall not include the SDKs or Betas (as defined below).

1.8 "PROGRAM ERRORS" shall mean one or more reproducible deviations in the NCI Server Software or SDKs from the applicable functional specifications set forth in the Software Documentation or SDK Documentation, as applicable.

1.9  "SDKS" shall mean, collectively, (i) NCI Server Software development kit,
     (ii) the NCI TV Navigator software development kit, which shall be modified by NCI to connect to ENDEAVOR's, a Hospital's, and/or ISP Partner's website, (iii) the NCI TV Navigator Content development kit; (iv) the user guides and manuals for use of the SDKs provided to ENDEAVOR hereunder ("SDK Documentation"); and (v) Updates provided to ENDEAVOR hereunder. Unless expressly provided herein, references to the SDKs shall not include the Betas (as defined below).

1.10 "SUBSCRIBER" shall mean each end user customer that acquires a Subscription from ENDEAVOR to access the NCI Server Software using the NCI Client Software through the NC Card and/or through an NCI Approved Network Computer Device as part of the Internet Services or Web-MD Hospital Services (as defined below). ENDEAVOR shall only grant Subscriptions to Subscribers located in the Territory.

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1.11 "SUBSCRIPTION" shall mean a nonexclusive, nontransferable, cancelable right granted by ENDEAVOR to a Subscriber to access the NCI Server Software using the NCI Client Software through the NC Card and/or through an NCI Approved Network Computer Device solely as part of the Internet Services or Web-MD Hospital Services.

1.12 "TECHNICAL SUPPORT" shall mean the technical support provided by NCI solely to ENDEAVOR under NCI's standard policies in effect during the term hereof, a current copy of which is attached hereto as Exhibit C.

1.13 "TERRITORY" shall be the United States, Canada and Mexico.

1.14 "UPDATE" shall mean minor updates of the NCI Server Software and/or SDKs which are made generally commercially available by NCI to its customers for no additional fee.

1.15 "WEB-MD HOSPITAL SERVICES" shall mean the Internet applications and services offered to Subscribers in the Hospital's in-patient rooms by a Hospital through such Hospital's server which applications and services are tailored for Hospital patients utilize the NCI Server Software and which applications and/or services are described on Exhibit A.

2.   LICENSES GRANTED/HARDWARE ACQUISITION ASSISTANCE

2.1  NCI SDK LICENSES

     Subject to the terms and conditions of this Agreement, NCI hereby grants to ENDEAVOR a license to use, solely at the address set forth above, five (5) NCI Custom Connect Server SDK developer seats, three (3) NCI TV Navigator SDK developer seats and the NCI TV content development kit in accordance with the terms and conditions set forth herein and in the applicable SDK license agreements as included with the applicable SDK, and incorporated herein by reference. ENDEAVOR shall have no rights to market and/or distribute the SDKs.

2.2  NCI SERVER SOFTWARE LICENSE

     Subject to the terms and conditions of this Agreement and in consideration of the fees set forth herein, NCI grants ENDEAVOR a nonexclusive, nontransferable license in the Territory to use NCI Server Software:

     (a) for internal testing and demonstration purposes solely in connection with the Internet Services and Web-MD Hospital Services on NCI Approved Network Computer Devices;

     (b) to copy, install, and use copies of the NCI Server Software for purposes of deployment of the Internet Services on NCI Approved Network Computer Devices (and deployment of the Web-MD Hospital Services on NCI Approved Network Computer Devices in connection with 2.2(c) below), and to grant Subscriptions to access the NCI Server Software to Subscribers optionally through NC Cards and as set forth herein (including, without limitation, as set forth in Section 2.2); and

     (c) to sublicense (subject to Hospital Sublicense Agreements described in Section 2.5 below) solely to Hospitals the right to (i) to copy, install, and use copies of the NCI Server Software for purposes of deployment of Web-MD Hospital Services on NCI Approved Network Computer Devices in such Hospital's in-patient rooms and (ii) to grant Subscriptions to allow Subscribers who are patients in the Hospital to access the Web-MD Hospital Services through the NCI Server Software.

     NCI shall deliver to ENDEAVOR's address following execution of this Agreement, a master copy of the NCI Server Software and the SDKs. ENDEAVOR shall be responsible for, and shall ensure that the Hospitals are responsible for, copying and deploying the NCI Server Software as part of the Internet Services and the Web-MD Hospital Services, respectively. ENDEAVOR shall, and shall require each Hospital to, grant Subscriptions to Subscribers in the Territory with respect to the NCI Software solely through written agreements (e.g., written shrinkwrap or electronic wrapper agreements) as provided in this paragraph ("Subscription Agreements"). Upon NCI's request, ENDEAVOR shall, and shall require that each Hospital, provide NCI with copies of ENDEAVOR's standard Subscription Agreement.

     Every Subscription Agreement shall include, at a minimum, contractual provisions which:

     1. Prohibit title to the NCI Software from passing to the Subscriber or any other party;

     2. Disclaim, to the extent permitted by applicable law, NCI's liability for any damages, whether direct, indirect, incidental or consequential, arising from the use of the NCI Software;

*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

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     3.   Prohibit the reverse engineering, disassembly or decompilation of the
     NCI Software by either the Subscriber or any other party; and

     4. Require the Subscriber, at the termination of the relevant Subscription Agreement, to discontinue use of the NCI Software and either destroy the NCI Software or return the NCI Software to ENDEAVOR.

     ENDEAVOR shall not grant access to the NCI Server Software through any process other than Subscription as described herein.

2.3  ADDITIONAL LICENSE

     Subject to the terms and conditions of this Agreement and in consideration of the fees specified in Article 4, NCI grants ENDEAVOR a nonexclusive, nontransferable license in the Territory, and ENDEAVOR hereby agrees, to distribute to Subscribers, directly or indirectly through ISP Partners and Hospitals, the resulting NCI client software and updates thereto created by ENDEAVOR using the NCI TV Navigator SDK pursuant to the applicable SDK license.

2.4  BETA LICENSE

     NCI may, at its discretion deliver ENDEAVOR experimental versions of the NCI Software or SDKs in the form of beta or pre-release versions ("Betas") subject to the following terms:

          (i) Subject to all restrictions set forth in this Agreement, NCI grants solely to ENDEAVOR a limited, non-exclusive and non-transferable license to use the Betas solely at address set forth above and only for the purpose of evaluating and testing such Betas. Except as expressly set forth herein, the license granted to ENDEAVOR in this Section 2.4 ("Beta License") shall not be for any other purpose, and any other use by ENDEAVOR shall constitute a material breach of this Agreement.

          (ii)   ENDEAVOR will supply NCI with an evaluation report every two
     (2) weeks, with the first evaluation report due two (2) weeks after NCI delivers the applicable Beta (collectively, the "Evaluation Reports"). The Evaluation Reports shall set forth in reasonable detail the tests performed, the results of those tests, problems or deficiencies encountered in the testing process, suggested solutions to the problems and recommended action for modification of the Betas based on ENDEAVOR's test results. The Evaluation Reports shall be delivered via electronic mail to the following email address: eval@nc.com (or as otherwise agreed to by the parties).

          (iii) ENDEAVOR shall cease using and destroy all copies of any Betas provided hereunder upon the earlier of (a) NCI's delivery of the production version of such software; (b) NCI's written notice to ENDEAVOR; and (c) termination of this Agreement.

2.5  HOSPITAL SUBLICENSE AGREEMENTS

     All sublicenses by ENDEAVOR to Hospitals shall be subject to written agreements executed by ENDEAVOR and such Hospital ("Hospital Sublicense Agreements") and shall include the minimum terms and conditions set forth on Exhibit G hereto and terms at least as restrictive and protective of NCI's rights as the following Sections: 2.2 ("NCI Server Software License"), 2.5 ("Hospital Sublicense Agreements"), 2.6 ("Title"), 2.7 ("Limitations on Use"), 6.4 ("Effect of Termination"), 7 ("Indemnities, Warranties, Remedies"), and 8 ("General Terms"). ENDEAVOR shall, and shall require each Hospital to, protect NCI's proprietary rights, shall enforce each Hospital Sublicense Agreement, and shall use, and shall require each Hospital to use, commercially reasonable efforts to enforce each Subscription Agreement. ENDEAVOR shall notify NCI, and shall require each Hospital to notify ENDEAVOR, in writing of any breach of a material obligation under a Hospital Sublicense Agreement or a Subscription Agreement affecting the NCI Software, the SDKs, Software Documentation or SDK Documentation of which ENDEAVOR or the Hospital, as applicable, is aware or should be aware. ENDEAVOR will reasonably cooperate, and will require each Hospital and ISP Partner to reasonably cooperate, with NCI in any legal action to prevent or stop unauthorized use, reproduction or distribution of the NCI Software, SDKs, Software Documentation or SDK Documentation.

2.6  TITLE

     NCI shall retain all title, copyright, and other proprietary rights in the NCI Logo, the NCI Software, the SDKs, the Betas, and any modifications or translations thereof. None of ENDEAVOR, the Hospitals, the ISP Partners or the Subscribers acquire any rights in the NCI Logo, the NCI Software, the SDKs or the Betas other than those specified in this Agreement.

*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

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2.7  LIMITATIONS ON USE

A. ENDEAVOR shall not use or duplicate the NCI Software, the SDKs or the Betas for any purpose other than as specified in this Agreement or make the NCI Software, the SDKs or the Betas available to unauthorized third parties. ENDEAVOR shall not, and shall ensure that the Hospitals do not, cause or permit the reverse engineering, disassembly, or decompilation of the NCI Software. ENDEAVOR may copy the NCI Server Software, the SDKs and the Betas solely for archival or backup purposes.

B. In marketing the Internet Services and Web-MD Hospital Services, ENDEAVOR shall not, and shall take commercially reasonable steps to ensure that the Hospitals do not, engage in any deceptive, misleading, or illegal practices that may be detrimental to NCI or to the NCI Software and shall not make any representations, warranties, or guarantees to Subscribers concerning the NCI Software that are inconsistent with or in addition to those made in this Agreement or by NCI.

C. ENDEAVOR shall not, and shall take commercially reasonable steps to ensure that the Hospitals do not, make any representations with respect to the content and/or ownership of the NCI Software, the SDKs or the Betas.

D. ENDEAVOR shall, and shall require that the Hospitals, provide the following disclaimer to each Subscriber: This service/product is not fault-tolerant and is not designed, manufactured or intended for use or resale as on-line control equipment in hazardous environments requiring fail-safe performance, such as in the operation of nuclear facilities, aircraft navigation or communications systems, air traffic control, direct life support machines, or weapons systems, in which the failure of this product could lead directly to death, personal injury, or severe physical or environmental damage.

2.8  HARDWARE ACQUISITION ASSISTANCE

     ***


3.   TECHNICAL SERVICES

3.1  TECHNICAL SUPPORT

     NCI shall provide only to ENDEAVOR the Technical Support services with respect to the NCI Software and SDKs specified in Exhibit B and in Exhibit C which are ordered by ENDEAVOR, subject to the payment by ENDEAVOR of the fees set forth in Exhibit B and pursuant to the procedures set forth in
     Section 4.2 below. ENDEAVOR is solely responsible for providing all technical support to Hospitals and all Subscribers.

3.2  TRAINING OR CONSULTING SERVICES

     NCI will provide training services as described in Exhibit B hereto, subject to NCI's terms and conditions in effect when ordered by ENDEAVOR and subject to NCI's training class schedule. All training shall be held at NCI's facilities. NCI or NCI's agent will provide consulting services as described in Exhibit B hereto, subject to NCI's or NCI's agent's terms and conditions in effect when ordered by ENDEAVOR and subject to availability of appropriate personnel of NCI or NCI's agent.

4.   FEES AND PAYMENTS

4.1  LICENSE FEE, REPORTS AND FORECASTS

A.   LICENSE FEE

     In consideration of the rights granted by NCI to ENDEAVOR under this Agreement, ENDEAVOR shall pay NCI the non-cancellable, non-refundable license fees and activation fees as set forth in Exhibit B hereto.
     ENDEAVOR shall not be relieved of its obligation to pay fees owed to NCI by the nonpayment of such fees by Subscribers. All activation fees due to NCI hereunder shall be paid to NCI Quarterly in arrears based on the number of active Subscribers during the previous Quarter.
     The parties acknowledge and agree that ENDEAVOR is free to determine unilaterally its own price to all Subscribers, Hospitals, and ISP Partners.

B.   REPORTS

     Within thirty (30) days after the end of each calendar quarter ("Quarter"), ENDEAVOR shall send NCI a report detailing (a) the total number of active Subscribers for each month during such Quarter broken out by ENDEAVOR, ISP Partner and Hospital; (b) the Max Subs Current Quarter (as defined below).
     (c) the Max Subs Previous Quarters (as defined below), (d) the Net-New Subscriptions (as defined below), (e) the number of NC Cards activated by ENDEAVOR during such Quarter broken out by ENDEAVOR, ISP Partner and Hospital;(f) the total fees broken out by types of fees (e.g., license fees, fees for Technical Support, etc.) due (the "Subscription Report").
     At the time it provides this report, ENDEAVOR shall also pay all fees due under such Subscription Report.

*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

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C.   NC CARD FORECASTS

     In addition, beginning with the first day of the third month after the month of the Effective Date and on the first day of each month thereafter, ENDEAVOR shall provide to NCI (i) written rolling forecast information with regard to the anticipated volume of NC Cards that ENDEAVOR anticipates purchasing over the following four (4) month period; (ii) the amount of NC Cards that ENDEAVOR commits to purchase on the date sixty (60) days from the relevant report (the "Commitment Amount") provided that each such Commitment Amount must be at least five thousand (5,000) NC Cards; and
     (iii) the final artwork (as described in Section 1.4) for the NC Cards for the relevant Commitment Amount. All artwork for NC Cards requires a lead time of at least sixty (60) days. The amount payable by ENDEAVOR with regard to each Commitment Amount shall be non-cancelable. ENDEAVOR shall purchase and pay for the NC Card fees specified in Section 4.2.C for each Commitment Amount within thirty (30) days following delivery of such Commitment Amount.

4.2  TECHNICAL SUPPORT FEES, SERVICES FEES AND NC CARD FEES

A.   TECHNICAL SUPPORT FEES

     ENDEAVOR shall pay to NCI the non-cancellable, non-refundable Technical Support fees set forth in Exhibit B hereto in accordance with the terms set forth therein. In the event that ENDEAVOR discontinues Technical Support for the NCI Server Software and/or any of the SDKs and subsequently desires to reinstate Technical Support, such reinstatement is subject to NCI's Technical Support reinstatement fees in effect on the date Technical Support is re-ordered.

B.   SERVICE FEES

     ENDEAVOR shall pay NCI the non-cancellable, non-refundable service fees for training and consulting services set forth in Exhibit B. For any agreed upon services to be provided by NCI at any location other than NCI facilities, ENDEAVOR shall reimburse NCI for reasonable travel and other expenses incurred, including meals.

C.   NC CARD FEES

     NCI will provide the NC Cards to ENDEAVOR at NCI's cost for such NC Cards; plus any costs associated with all artwork (as described in Section 1.4) on the NC Card including additional charges required for any artwork over and above four (4) colors; and NCI administrative expenses (such as shipping charges) related to procurement of the NC Cards for ENDEAVOR.

4.3  GENERAL PAYMENT TERMS

     Fees and royalties due by ENDEAVOR shall not be subject to set off for any claims against NCI. Except as otherwise provided in this Agreement, all payments made shall be in U.S. currency, at NCI at the following address:
     Network Computer, Inc., Dept. 44224, P.O. Box 44000, San Francisco, California, 94144-4224 or at such other address as NCI may from time to time indicate by proper written notice hereunder, and shall be made without deductions based on any taxes or withholdings, except where such deduction is based on gross income. Any amounts payable by ENDEAVOR hereunder which remain unpaid after the due date shall be subject to a late charge equal to 1.25% per month from the due date until such amount is paid. ENDEAVOR agrees to pay applicable media and shipping charges. All invoices shall be sent to ENDEAVOR at the address set forth above Attn: Chief Financial Officer (Rob Draughon). All wire transfer information shall be sent to ENDEAVOR at the address set forth above Attn: Chief Financial Officer (Rob Draughon).

4.4  TAXES

     Fees listed in this Agreement do not include taxes; if NCI is required to pay sales, use, value-added, or other similar taxes based on the licenses granted under this Agreement or the Subscriptions granted by ENDEAVOR, then such taxes shall be billed to and paid by ENDEAVOR.

5.   RECORDS

5.1  RECORDS INSPECTION

     ENDEAVOR shall maintain correct and accurate books and records in connection with activity under this Agreement. Such records shall include, without limitation, the information required in or related to the Subscription Reports. NCI may audit the relevant books and records of ENDEAVOR to ensure compliance with the terms of this Agreement upon reasonable notice to ENDEAVOR. Any such audit shall be conducted during regular business hours at ENDEAVOR's offices and shall not interfere unreasonably with ENDEAVOR's business activities. If an audit reveals that ENDEAVOR has underpaid fees to NCI, ENDEAVOR shall

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     be invoiced for such underpaid fees and ENDEAVOR shall remit payment of such invoice within thirty (30) days of the date of such invoice. If the results of such audit establish that inaccuracies in ENDEAVOR's books and records have resulted in an underpayment to NCI in an audited Quarter of more than the greater of five percent (5%) of the amount actually owed per audited Quarter or fifteen thousand dollars ($15,000) of the amount actually owed per audited Quarter, ENDEAVOR shall bear the reasonable out-of-pocket costs of the audit as to that Quarter.


6.   TERM AND TERMINATION

6.1  TERM

     This Agreement shall become effective on the Effective Date of this Agreement and shall continue for a period of three (3) year(s) (the "Term"), unless terminated as provided in the Agreement. Any renewal of this Agreement shall be subject to renegotiation of terms and fees.

6.2  TERMINATION FOR MATERIAL BREACH

     Either party may terminate this Agreement upon forty-five (45) days written notice to the other party of a material breach of this Agreement, the breaching party fails to cure such material breach during the forty-five
     (45) day period following delivery of such notice. Such notice shall include, in reasonable detail, the alleged material breach, and the start and end dates of the forty-five (45) day cure period. Any termination of this Agreement shall not relieve either party of its obligations as specified in Section 6.4.

6.3  FORCE MAJEURE

     Neither party shall be liable to the other for failure or delay in the performance of a required obligation if such failure or delay is caused by strike, riot, fire, flood, natural disaster, or other similar cause which, in the exercise of prudent business practices, is beyond such party's reasonable control, provided that such party gives prompt written notice of such condition and resumes its performance as soon as possible, and provided further that the other party may terminate this Agreement if such condition continues for a period of 180 days.

6.4  EFFECT OF TERMINATION

A. Upon expiration of this Agreement or termination by ENDEAVOR of this Agreement in accordance with Section 6.2, (i) all ENDEAVOR's rights to market and grant Subscriptions to new Subscribers for the NCI Software shall cease, and (ii) provided ENDEAVOR continues to pay to NCI the Technical Support Fees as set forth in Section 2 of Exhibit B, all licenses granted herein to ENDEAVOR shall continue solely for the purposes of providing the Internet Services and Web-MD Hospital Services to Post Termination Subscribers for the duration of the term of such Post Termination Subscribers' Subscription Agreement. A "Post Termination Subscriber" shall mean a Subscriber who, as of the effective date of such expiration or termination of this Agreement, has executed, and is not in breach of, a valid non-renewable Subscription Agreement. As of the effective date of such expiration or termination of this Agreement by ENDEAVOR, all Subscriptions shall become non-transferable and shall not be permitted to be transferred from one Subscriber to another Subscriber. Thereafter, upon the termination of any Subscription Agreement, ENDEAVOR shall require the applicable Subscriber to cease using the NCI Software. After all of the Subscription Agreements have terminated, all licenses granted herein shall terminate and ENDEAVOR shall cease using the NCI Software, the SDKs, and the Betas and shall require the Hospitals to cease using the NCI Software and shall either destroy or return to NCI, at NCI's option, all copies in all forms of the NCI Software, the SDKs, and the Betas.

B. Upon termination by NCI of this Agreement, in accordance with Section 6.2 all licenses granted herein shall terminate and ENDEAVOR's rights to fulfill, market and grant Subscriptions for the NCI Software (as set forth in this Agreement) shall cease, and ENDEAVOR shall cease using the NCI Software, the SDKs, and the Betas and shall require all Subscribers and Hospitals to cease using the NCI Software and shall either destroy or return to NCI, at NCI's option, all copies in all forms of the NCI Software, the SDKs, and the Betas.

C. The termination of this Agreement or any license shall not limit either party from pursuing any other remedies available to it, including injunctive relief, nor shall such termination relieve ENDEAVOR's obligation to pay all fees that have accrued or that ENDEAVOR has agreed to pay under this Agreement, any ordering document under this Agreement, or any Subscription Reports required.

D.   The parties' rights and obligations under

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     Sections 2.6, 2.7 and Articles 4, 5, 6, 7 and 8, excluding 8.3, shall survive termination of this Agreement.

7.   INDEMNITY, WARRANTIES, REMEDIES

7.1  INFRINGEMENT INDEMNITY

     NCI will defend and indemnify ENDEAVOR against a claim that the NCI Server Software or the SDKs infringe a copyright, provided that: (a) ENDEAVOR notifies NCI in writing within ten (10) days of ENDEAVOR's receipt of a written claim and within a reasonable period after notification of a verbal claim; (b) NCI has sole control of the defense and all related settlement negotiations; and (c) ENDEAVOR provides NCI with the reasonable assistance, information and authority necessary to perform NCI's obligations under this Section. Reasonable out-of-pocket expenses incurred by ENDEAVOR in providing such assistance will be reimbursed by NCI. NCI shall have no liability for any claim of infringement based on (x) use of a superseded or altered release of the NCI Software if the infringement would have been avoided by the use of a current unaltered release of the NCI Software which NCI provides to ENDEAVOR, (y) the combination, operation or use of the NCI Software or SDKs with software, hardware or other materials not furnished by NCI if such infringement would have been avoided by the use of the NCI Software or SDKs without such software, hardware or other materials; or (z) related to the Betas in any way. In the event that portions of the NCI Software are held or are believed by NCI to infringe, NCI shall have the option, at its expense, to (i) modify the NCI Software to be noninfringing;
     (ii) obtain for ENDEAVOR a license to continue using the NCI Software. If NCI is unable to effect either (i) or (ii) above, NCI may, in its discretion, terminate the license for the infringing NCI Software and refund to ENDEAVOR all amounts paid hereunder with respect to the infringing NCI Software, reduced on a straight-line pro-rata basis over five (5) years from the Effective Date. This Section states NCI's entire liability and ENDEAVOR's exclusive remedy for infringement.

7.2  WARRANTIES AND DISCLAIMERS

     NCI warrants only to ENDEAVOR for *** (***) days from delivery of the NCI Software that it will be capable of performing the functions substantially as described in the Software Documentation when operated as described in the Software Documentation. NCI warrants only to ENDEAVOR that the Technical Support and consulting services will be performed consistent with generally accepted industry standards, which shall be valid for ninety (90) days from performance of service. THE SDKS AND THE BETAS ARE PROVIDED "AS IS." THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT, AND FITNESS FOR A PARTICULAR PURPOSE. ENDEAVOR shall not make any warranty on behalf of NCI.

7.3  EXCLUSIVE REMEDIES

     For any breach of the warranty for the Technical Support services and consulting services, ENDEAVOR's sole and exclusive remedy, and NCI's entire liability, shall be, in NCI's discretion, either the reperformance of the applicable services or a refund of the portion of the fees paid to NCI applicable to such services. For any breach of the warranty for the NCI Software, ENDEAVOR's sole and exclusive remedy, and NCI's entire liability, shall be, at NCI's option: correction of the Program Errors that cause breach of the warranty, or termination of this Agreement and a refund to ENDEAVOR of the portion of the fees paid to NCI with respect to affected NCI Software.

7.4  INDEMNIFICATION OF NCI

     ENDEAVOR will defend and indemnify NCI against: (a) all claims and damages to NCI arising from any use by ENDEAVOR, ISP Partners, Hospitals and/or Subscribers of any product or service not provided by NCI but used in combination with the NCI Software if such claim would have been avoided by the exclusive use of the NCI Software; and (b) all claims and damages to NCI caused by ENDEAVOR's failure to include the required contractual terms set forth in Section 2.5 ("Hospital Sublicense Agreements") hereof in each Hospital Sublicense Agreement, or ENDEAVOR's or a Hospital's failure to include in each Subscription Agreement the required contractual terms set forth in Section 2.2; (c) all claims and damages to NCI caused by a Hospital's breach of any of the applicable provisions required by 2.6 ("Hospital Sublicense Agreements") or Exhibit G hereto;


***Omitted pursuant to a request for confidential treatment and filed separately with the Commission.
                                       7
     and all claims and damages to NCI caused by a Subscriber's breach of the Subscription Agreement.

8.  GENERAL TERMS

8.1  NONDISCLOSURE

     By virtue of this Agreement, the parties may have access to information that is confidential to one another ("Confidential Information"). Confidential Information shall be limited to the NCI Software, the SDKs, the Betas, the terms and pricing under this Agreement, and all other information clearly identified as confidential.
     A party's Confidential Information shall not include information that: (a) is or becomes a part of the public domain through no act or omission of the other party; (b) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (c) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (d) is independently developed by the other party. In the event a party is required by law to disclose the other party's Confidential Information, the receiving party shall provide the disclosing party with reasonable notice to allow the disclosing party to obtain a protective order. In the event that ENDEAVOR is required to disclose the terms of this Agreement pursuant to the rules of the Securities Exchange Commission ("SEC"), ENDEAVOR shall promptly notify NCI in writing and ENDEAVOR shall use best efforts to obtain confidential treatment of the terms which NCI reasonably designates as confidential. All pricing terms, including without limitation, activation fees, license fees, Technical Support fees and training and consulting services fees shall be deemed confidential terms.
     The parties agree to hold each other's Confidential Information in confidence during the term of this Agreement and for a period of two years after termination of this Agreement. The parties agree, unless required by law, not to make each other's Confidential Information available in any form to any third party. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents in violation of the terms of this Agreement.

8.2  COPYRIGHTS

     The NCI Software, the SDKs and the Betas are copyrighted by NCI or its licensor(s). ENDEAVOR shall, and shall require that the Hospitals, (i) retain all NCI copyright notices on the NCI Software, the SDKs and the Betas used by ENDEAVOR under the licenses granted hereunder, and (ii) comply with all third party licensor restrictions, a current list of which is set forth on Exhibit E hereto. ENDEAVOR shall include a reproduction of NCI's copyright notice on all copies of the NCI Software, the SDKs and the Betas deployed by ENDEAVOR in whatever form.
     Such notices (i) shall be placed on the bottom of the introductory splash screen for the Internet Services and the Web-MD Hospital Services in a readable font which may be smaller than the font for the rest of the page and (ii) shall provide a click-through to a page where all relevant notices may be included. Notwithstanding any copyright notice by ENDEAVOR to the contrary, the copyright to the NCI Software included in any such Internet Services and the Web-MD Hospital Services shall remain in NCI.

8.3  TRADEMARKS

     NCI trademarks, logo and tradename set forth on Exhibit A hereto (collectively, the "NCI Logo") belong to NCI; ENDEAVOR will have no rights in such marks except as expressly set forth herein and as specified in writing from time to time. ENDEAVOR shall use and is hereby granted a non-transferable, non-exclusive, non-assignable and restricted license (with the right to sublicense solely to the Hospitals) during the term of this Agreement and in the Territory, to use the NCI Logo on all uses and/or copies of the NCI Software and Software Documentation made in accordance with this Agreement and on all marketing and promotional materials referencing the NCI Software, Internet Services or Web-MD Hospital Services, subject to NCI's prior written approval in each instance. ENDEAVOR shall use, and shall require that the Hospital use, the NCI Logo shall be in accordance with (i) NCI's Signature Guidelines in effect at the time as updated from time to time by NCI, a current version of which is set forth in Exhibit D attached hereto and (ii) NCI's branding requirements in effect at the time as updated from time to time by NCI. . ENDEAVOR shall not, and shall ensure that the Hospitals do not, use the NCI Logo or any NCI trademarks or any other mark likely to cause confusion with the NCI trademarks as any portion of ENDEAVOR's tradename, trademark for the NCI Software, or trademark for any other products of ENDEAVOR. All such usage shall inure to NCI's benefit. ENDEAVOR shall not, and shall ensure that the Hospitals do not, register any NCI Logos without NCI's express prior written consent. ENDEAVOR shall not, and shall ensure that the Hospitals do not, contest NCI's ownership of, or rights in, the NCI Logos. From time to time, at NCI's request, ENDEAVOR shall, and shall require the Hospitals to, supply a reasonable number of samples of the NCI Software, Software Documentation, and all other materials bearing any of the NCI Logo so that NCI may conduct quality control reviews to ensure that usage of the NCI Logo complies with the terms of this section including, without limitation, NCI's trademark policies, branding requirements and other NCI standards for such usage. In the event that NCI notifies ENDEAVOR that ENDEAVOR or a Hospital(s) has failed to comply as set forth herein, ENDEAVOR shall, and/or shall ensure that the Hospital, suspend distribution and use of the NCI Software until ENDEAVOR has satisfied NCI that the foregoing requirements have been met. ENDEAVOR agrees with respect to each registered trademark of NCI, to include, and shall require the Hospitals to include, in each advertisement, brochure, or other such use of the trademark, the trademark symbol "circle R" and the following statement:
     ______is a registered trademark of Network Computer, Inc., Redwood Shores, California Unless otherwise notified in writing by NCI, ENDEAVOR agrees with respect to the NCI Logo trademark of NCI and to every other trademark of NCI, to include, and shall require the Hospitals to include, in each advertisement, brochure, or other such use of the trademark, the symbol "TM" and the following statement:
     __(NCI Logo/trademark)__ is a trademark of Network Computer, Inc., Redwood Shores, California

     ENDEAVOR shall not, and shall ensure that the Hospitals do not, market the NCI Software in any way which implies that the NCI Software is the proprietary product of ENDEAVOR or of any party other than NCI. NCI shall not have any liability to ENDEAVOR or the Hospitals for any claims made by third parties relating to ENDEAVOR's or the Hospitals use of NCI's trademarks.

8.4  PUBLIC ANNOUNCEMENTS

     NCI and ENDEAVOR shall cooperate with each other so that each party may issue a public announcement concerning this Agreement within thirty (30) days following the Effective Date of this Agreement; provided, that both parties approve any such public announcement in writing prior to its release. Such public announcement shall include a quote attributable to an executive officer of each party.

8.5  MARKETING

     NCI will use reasonable good faith efforts to participate and/or facilitate the promotional activities set forth on Exhibit F.

8.6  RELATIONSHIP BETWEEN PARTIES

     In all matters relating hereto, ENDEAVOR and NCI will act as independent contractors to each other. The relationship between NCI and ENDEAVOR is that of licensor/licensee. Neither party will represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other, nor to represent the other as agent, employee, franchisee, or in any other capacity. Nothing in this Agreement shall be construed to limit either party's right to independently develop or distribute software which is functionally similar to the other party's product, so long as proprietary information of the other party is not included in such software.

 8.7  ASSIGNMENT

     Neither party may assign or otherwise transfer, any rights under this Agreement without the other party's prior written consent, such consent not to be unreasonably withheld, except in the event of a merger, acquisition or sale of all or substantially all of such party's assets in which case prior written consent is not required for such assignment. The parties acknowledge and agree that it is reasonable for a non-assigning party to withhold consent in the event the assigning party wishes to assign this Agreement to a direct competitor of the non-assigning party. Notwithstanding the foregoing, prior written consent will not be required in the event of an initial public offering.

8.8  NOTICE

     All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be deemed to have been given when deposited in first class mail to the address of the applicable party listed above. To expedite order processing,

     ENDEAVOR agrees that NCI may treat documents faxed by ENDEAVOR to NCI as original documents; nevertheless, either party may require the other to exchange original signed documents.
     ENDEAVOR will promptly notify NCI's legal department, (Attention: General Counsel)in writing of any claim or proceeding involving the NCI Software that comes to its attention and any material change in the management or control of ENDEAVOR.

8.9  GOVERNING LAW
     This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by the substantive and procedural laws of the State of California without regard to the conflicts of laws provisions thereof.

8.10 SEVERABILITY, WAIVER
     In the event any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force and effect. The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

8.11 EXPORT
     ENDEAVOR agrees to, and shall require the Hospitals to, comply fully with all relevant export laws and regulations of the U.S and any other applicable jurisdiction, as promulgated from time to time ("Export Laws") to assure that the NCI Software, the SDKs, the Betas and any direct product thereof, are not (a) exported, directly or indirectly, in violation of Export Laws; and (b) intended to be used for any purposes prohibited by the Export Laws, including, without limitation, nuclear, chemical, or biological weapons proliferation.

8.12 LIMITATION OF LIABILITY
     IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES FOR LOSS OF PROFITS, REVENUE, DATA OR USE, INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NCI'S LIABILITY FOR A CLAIM FOR DAMAGES SHALL IN NO EVENT EXCEED ***. NCI'S CUMULATIVE LIABILITY FOR DAMAGES HEREUNDER SHALL IN NO EVENT EXCEED US$***. The provisions of this Agreement allocate the risks between NCI and ENDEAVOR. NCI's pricing reflects this allocation and the limitation of liability specified herein.

8.13 SEGMENTATION
     ENDEAVOR acknowledges that any services acquired hereunder were bid by NCI separately from any NCI products. ENDEAVOR understands that ENDEAVOR has the right to acquire any services without acquiring any NCI products, and that ENDEAVOR has the right to acquire the services and any NCI products separately.

8.14 ENTIRE AGREEMENT
     This Agreement constitutes the complete agreement between the parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement. The Beta Program and Evaluation Agreement shall be incorporated herein by reference, and to the extent that there is any conflict between the terms of this Agreement and the terms of the Beta Program and Evaluation Agreement, the terms of the Beta Program and Evaluation Agreement shall control. This Agreement may not be modified or amended except in a writing signed by an authorized representative of each party; no other act, document, usage or custom shall be deemed to amend or modify this Agreement. It is expressly agreed that the terms of this Agreement shall supersede the terms in any ENDEAVOR purchase order or other ordering document.

9.   YEAR 2000
     For a period three (3) years following the Effective Date, NCI warrants only to ENDEAVOR that the NCI Software will include year fields of data codes that are in a four digit format and calculations which permit the software to accurately handle date information for the change of the century.



*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

The Effective Date of this Agreement shall be May 29, 1998.
                                              ------

Executed by ENDEAVOR:                                       Executed by NCI:

Authorized Signature: /s/ W. Michael Heekin                 Authorized Signature:  /s/ David Roug
                     ----------------------                                       ---------------

Name: W. Michael Heekin                                     Name: David Roug
     --------------------------------------                      --------------------------------

Title:   Chief Operating Officer                            Title:  Chief Executive Officer
      -------------------------------------                       -------------------------------

                                   EXHIBIT A


NCI SERVER SOFTWARE:
-------------------

     NCI CUSTOM CONNECT SERVER(TM) software, Version 1.2
     Designated System: Sun Solaris

SDKS:
----
     NCI CUSTOM CONNECT SERVER(TM)SDK Version 1.2
     Designated System: Sun Solaris
     Development Seats - 5

     NCI TV Navigator SDK, Version 1.1
     Designated System: Windows NT
     Development Seats - 3

     NCI TV Navigator Content Development Kit
     Designated System: Windows NT




INTERNET SERVICES/WEB-MD HOSPITAL SERVICES
------------------------------------------

Internet Services and Web-MD Hospital Services shall each refer to those Internet, and ENDEAVOR's services (utilizing the NCI Server Software) and content accessible by Subscribers. "NCI Client Software" shall mean the NCI TV Navigator(TM) software. ENDEAVOR hereby represents and warrants that the Internet Services and the Web-MD Hospital Services (and related customer support) provided to Subscribers by ENDEAVOR shall be of equal or greater quality, availability, and responsiveness as all other similar services provided by or on behalf of ENDEAVOR (and in no case less than the comparable industry standards) and (ii) shall be consistent with NCI's reasonable criteria as determined by periodic quality evaluations performed from time to time by or on behalf of NCI based on industry standards and comparable applications and services, if any.


NCI LOGO
--------
NCI(TM)
n|c design logo
NCI Custom Connect Server(TM)
NCI TV Navigator(TM)

                                   EXHIBIT B

                              ROYALTIES AND FEES


1.  LICENSE FEES
    ------------

A: INTERNET SERVICES:

A.1 INITIAL LICENSING: ENDEAVOR shall pay to NCI a non-refundable, non-cancellable license fee of *** dollars ($***) upon execution of this Agreement via wire transfer for:

               (i)    The three (3) NCI TV Navigator SDK developer seats;
               (ii) The five (5) NCI Custom Connect Server SDK developer seats; and
               (iii) The one-time activation fee for the first *** (***) Subscriptions granted by ENDEAVOR to access the Internet Services, through ENDEAVOR's server or through an ISP Partner's server

A.2 ADDITIONAL SDK DEVELOPER SEATS: ENDEAVOR may license additional NCI TV Navigator SDK developer seats and additional NCI Server Software SDK developer seats at a cost of $*** each, not including Technical Support with respect thereto.

A.3  SUBSCRIPTION ACCOUNTING:

At any time during the Term of this Agreement, ENDEAVOR shall license from NCI at least as many Subscriptions as ENDEAVOR grants to Subscribers of the Internet Services at any given time. However, once a Subscription activation fee has been paid by ENDEAVOR to NCI, that Subscription can be re-assigned to a new Subscriber if the original Subscriber's Subscription Agreement has been terminated and the new Subscriber executes a Subscription Agreement..

"Max Subs Current Quarter" shall mean the maximum number of active Subscriptions during the just-ended Quarter. "Max Subs Previous Quarters" shall mean the greater of the maximum number of Subscriptions activated during any previous Quarter, or ***. "Net-New Subscriptions" shall mean Max Subs Current Quarter *less* Max Subs Previous Quarters. If Net-New Subscriptions is greater than zero, then an additional Subscription activation fees shall be due to NCI as outlined below. If New-New Subscriptions is equal to or less than zero at any time, then no fees are due to NCI and no refunds shall be provided to ENDEAVOR.

A.4 ADDITIONAL SUBSCRIPTION ACTIVATION FEE: When the number of Subscriptions exceeds ***, and during the term of this Agreement, ENDEAVOR may activate additional Subscriptions to access the Internet Services as follows:

               (i)    Through an  ISP Partner's Server:  For any Subscriptions
                    activated by ENDEAVOR to access the Internet Services through the ISP Partner's servers, ENDEAVOR shall pay NCI a non-refundable, non-cancellable activation fee in the amount of *** dollars ($***) per Net-New Subscription.

               (ii)   Through ENDEAVOR's Servers: For any Subscriptions
                    activated by ENDEAVOR to access the Internet Services through ENDEAVOR's servers, ENDEAVOR shall pay NCI a non-refundable, non-cancellable activation fee as follows:

        -----------------------------------------------------------------
            MAX SUBS PREVIOUS          ACTIVATION FEE PER EACH NET-NEW
               QUARTERS                          SUBSCRIPTION
        -----------------------------------------------------------------
                 ***                                $***
        -----------------------------------------------------------------
                 ***                                $***
        -----------------------------------------------------------------
                 ***                                $***
        -----------------------------------------------------------------
                 ***                                $***
        -----------------------------------------------------------------

                    In addition, one (1) NCI Server Software training class credit (one (1) ENDEAVOR customer service and technical services employee per class credit) shall be provided for every *** Net-New Subscription activation fees paid after the first *** Subscriptions, and subject to a maximum of ten
                    (10) training class credits.

B. ENDEAVOR's WEB-MD HOSPITAL SERVICES:

For the licenses granted pursuant to Section 2.2(c), ENDEAVOR shall pay NCI the
non-refundable, non-cancellable license fees set forth below.   ENDEAVOR shall
receive one (1) NCI Server Software training class credit (one (1) ENDEAVOR customer service and technical services employee per class credit) for every third NCI Server Software license licensed by ENDEAVOR.

               (i) ***dollars ($***) for a NCI Server Software license which supports the first seven hundred fifty (750) Average Daily Census in each Hospital; and
               (ii) ***dollars ($***) for each additional NCI Server Software license supporting five hundred (500) Average Daily Census in the same Hospital.

"Average Daily Census" shall mean the daily average count of in-patients at a particular Hospital for the prior calendar year.


2.   TECHNICAL SUPPORT FEES
     ----------------------

A. In consideration for the Technical Support to ENDEAVOR provided hereunder, ENDEAVOR shall pay to NCI a fee in the amount of *** dollars ($***) per Subscriber per month, which amounts shall be paid to NCI Quarterly in arrears.

B. In consideration for the Technical Support to ENDEAVOR provided hereunder for the NCI Server Software, ENDEAVOR shall pay to NCI a non-refundable, non-cancellable annual fees, in advance, equal to *** percent (***%) of license fees for NCI Server Software as set forth in this Exhibit B (which fees shall be pro-rated as applicable).

3.   SERVICE FEES
     ------------

     CONSULTING SERVICES:

          ENDEAVOR commits to pay to NCI a non-refundable, non-cancellable consulting services fee in the amount of ***dollars ($***) within the one (1) year immediately following the Effective Date of the Agreement. All such consulting services provided by NCI shall be charged against the $*** commitment set forth above at $***per day plus reasonable travel and expenses for a standard consultant, which amounts shall be payable within thirty (30) days of the date of NCI's invoice. At the end of such one (1) period, ENDEAVOR shall pay to NCI the difference, if any, between $***and the amounts invoiced for such consulting services. All such consulting services shall be mutually agreed upon in writing in advance and shall be provided by NCI or NCI's designated agent and all such consulting services shall expire if ENDEAVOR fails to use them within eighteen (18) months after the Effective Date: As part of such consulting services, NCI may establish a consulting team in Atlanta or another city designated by NCI, in NCI's sole discretion, to reasonably assist with consulting services mutually agreed upon by NCI and ENDEAVOR. The following services are


*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

          examples of consulting services that may be provided by NCI and are in no way to be construed as deliverables by NCI:

 .         Development of technical rollout plans, including: Setting up the Web-
          MD ENDEAVOR "NCI Custom Connect Server(TM) Hospital Package" for deployment of in-hospital, Web-MD NC-based services;

               .      Implementation of and support for ENDEAVOR's customer
               service systems;
               .      Implementation of and support ENDEAVOR's billing systems;
               .      Implementation of and support ENDEAVOR's enrollment and
               system maintenance;
               .      Connectivity to existing legacy systems such as hospital
               accounting, food service, etc.


          NCI shall provide additional consulting services at NCI's then current standard rates, which amounts shall be payable within thirty (30) days of the date of NCI's invoice.

          TRAINING: In the event ENDEAVOR requires training in addition to the NCI Server Software training set forth in Section 1 of this Exhibit B, NCI will provide such additional training for a fee of ***dollars ($***) per person per training class credit to ENDEAVOR's customer service and technical personnel, which amounts shall be payable within thirty (30) days of the date of NCI's invoice.


4.   *** Pricing
     -----------

     *** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

                                   EXHIBIT C

                               TECHNICAL SUPPORT


1.  Maintenance and SDK Updates.  In consideration of the Technical Support Fees
    ----------------------------
set forth in Exhibit B, during the one year term of this Technical Support addendum, NCI will provide to ENDEAVOR (i) any Updates to the NCI Server Software and the SDKs made generally commercially available by NCI and (ii) the Technical Support set forth in Article II below.

2.  Technical Support.  NCI will provide ENDEAVOR with NCI's back-end technical
    ------------------
support services, as further described herein.

    a)  Back-end Support. NCI will provide back-end support to ENDEAVOR for
        ----------------
Programs Errors not resolved by ENDEAVOR pursuant to ENDEAVOR's support policies and in accordance with subsection (b) below. This support includes efforts to identify defective source code and to provide corrections, workarounds and/or patches to correct Program Errors. NCI will provide ENDEAVOR with a telephone number and an e-mail address which ENDEAVOR may use to report Program Errors during NCI's local California business hours (8am-5pm Pacific time). For priority 1 or 2 failures, ENDEAVOR agrees to notify NCI via both telephone and e-mail. ENDEAVOR will identify two (2) members of its customer support staff and an alternate to act as the primary technical liaisons responsible for all communications with NCI's technical support representatives. Such liaisons will have sufficient technical expertise, training and/or experience for ENDEAVOR to perform its obligations hereunder. Within one (1) week after the Effective Date, ENDEAVOR will designate its liaison(s). Notification will be in writing and/or e-mail to NCI. ENDEAVOR may substitute contacts at any time by providing to NCI one (1) week's prior written and/or electronic notice thereof.

     NCI will use all reasonably diligent efforts to correct significant Program Errors that ENDEAVOR identifies, classifies and reports to NCI and that NCI substantiates. NCI may reclassify Program Errors if it reasonably believes that ENDEAVOR's classification is incorrect. ENDEAVOR will provide sufficient information to enable NCI to duplicate the Program Error before NCI's response obligations will commence. NCI will not be required to correct any Program Error caused by (a) ENDEAVOR's incorporation or attachment of a feature, program, or device to the NCI Software, or any part thereof; (b) any nonconformance caused by accident, transportation, neglect, misuse, alteration, modification, or enhancement of the NCI Software; (c) the failure to provide a suitable installation environment;
     (d) use of the NCI Software for other than the specific purpose for which the NCI Software are designed; (e) use of the NCI Software; (f) ENDEAVOR's use of defective media or defective duplication of the NCI Software; or (g) ENDEAVOR's failure to incorporate any Updates previously provided to ENDEAVOR that corrects such Program Errors.

     Provided Program Errors reports are received by NCI during NCI's local California business hours (8am-5pm Pacific time), NCI will use its commercially reasonable efforts to communicate with ENDEAVOR about the Program Error via telephone or e-mail within the following targeted response times:

     -------------------------------------------------------------------------------------------------------------------------------
          Priority                                Failure Description                                        Response Time
     -------------------------------------------------------------------------------------------------------------------------------
            1            Severe Impact (functionality disabled): errors which result in a lack of      24  California business hours
                         application functionality or cause severe system failure                      (8am-5pm Pacific time)
     -------------------------------------------------------------------------------------------------------------------------------
            2            Degraded Operations: errors causing malfunction of non-critical functions     5 working days
     -------------------------------------------------------------------------------------------------------------------------------
            3            Minimal Impact attributes and/or options to utility programs do not           Future release, on business
                         operate as stated                                                             justifiable basis
     -------------------------------------------------------------------------------------------------------------------------------
            4            Enhancement Request                                                           When applicable
     -------------------------------------------------------------------------------------------------------------------------------

     NCI will use all reasonably diligent efforts to resolve each significant Program Error by providing either a reasonable workaround, an object code patch, or a specification plan for how NCI will address the problem and an estimate of how long it will take to rectify the defect. NCI reserves the right to charge ENDEAVOR additional fees at its then-standard rates for services performed in connection with reported Program Errors which are later determined to have been due to hardware or software not supplied by NCI. Notwithstanding the foregoing, NCI has no obligation to perform services in connection with Program Errors (i) resulting from hardware or software not supplied by NCI; or (ii) which occur in the NCI Software release which is not the then-current release.

     b) Front-line Support. ENDEAVOR, and not NCI, will provide front-line, or first and second level, technical support to Subscribers. Such support includes call receipt, call screening, installation assistance, problem identification and diagnosis, efforts to create a repeatable demonstration of the Program Error and, if applicable, the distribution of any defective media or minor updates. ENDEAVOR agrees that any end user documentation distributed by ENDEAVOR will clearly and conspicuously state that end users should call ENDEAVOR for technical support for the Internet Services/ Web-MD Hospital Services and NCI Software. NCI will have no obligation to furnish any assistance, information or Software Documentation with respect to the NCI Software to any Subscriber or other end user. If NCI customer support representatives are being contacted by a significant number of ENDEAVOR's Subscribers or other end users then, upon NCI's request, ENDEAVOR and NCI will cooperate to minimize such contact.

                                   EXHIBIT D

                           NCI BRANDING REQUIREMENTS

1. On ENDEAVOR's default root page, default personalized root page, and bookmark lists, the NCI n|c design logo or other NCI Logo designated by NCI as a selectable icon shall be placed in a prominent location and shall be visible at all times without further navigation and, if the background is dynamic, must be visible for at least 30 seconds each visit or until the user leaves the page. A prominent location is defined as not requiring the user to scroll or otherwise navigate in order to see the logo on entrance to the root page.

2. The content provided through the NCI selectable icon or NCI Content Portals (TV Bar) shall not be blocked or restricted in any fashion except by user-elected restrictions (e.g. parental control filters).

3. On all NC Cards distributed by ENDEAVOR targeting an NCI Approved Network Computer Device, the NC Card will display the NCI n|c design logo or other NCI Logo designated by NCI on the top side of the card in accordance with the then-current NCI signature guidelines.

4. On all major marketing and communication materials presented by ENDEAVOR that specifically target NCI Approved Network Computer Device ENDEAVOR will include the NCI n|c design logo or other NCI Logo designated by NCI in a prominent location in accordance with the then-current NCI signature guidelines.

5. Whenever a navigational or application toolbar is displayed in conjunction with a NCI application, the NCI Logo shall be present on such toolbar. The NCI Logo that is displayed will be presented in a form that is in accordance with the NCI signature guidelines.

                                   EXHIBIT E

                           THIRD PARTY RESTRICTIONS

The following third party restrictions apply to Internet Services and Web-MD Hospital Services to the extent that they incorporate any of the third party software listed below. Any capitalized terms that are not defined herein have the same definition as in the Agreement.

1. REGARDING BITSTREAM SOFTWARE - In the event that the Internet Services/Web-MD
   ----------------------------
   Hospital Services include Bitstream software sublicensed from NCI, you must comply with the following restrictions and obligations:

   1.1. Licensee must reproduce each Bitstream copyright, trademark and/or patent notice, as applicable in its entirety, in the same location as it appears, in electronic or printed form, on the NCI Software or SDK(s) as delivered to Licensee.

2. REGARDING RSA SOFTWARE - In the event that the  Internet Services/Web-MD
   ----------------------
   Hospital Services includes RSA software sublicensed from NCI, you must comply with the following restrictions and obligations:

   2.1. Licensee should include within the splash screens, user documentation, printed product collateral, product packaging and advertisements for the Internet Services/ Web-MD Hospital Services, the RSA "Licensee Seal" from the form attached hereto as Appendix "A" along with a statement that the Internet Services/ Web-MD Hospital Services contains the RSA Software. Licensee agrees not to remove or destroy any proprietary, trademark or copyright markings or notices placed upon or contained within the software or documentation provided by NCI.

   2.2. Licensee must in all proposals and agreements with the United States government identify and license the Internet Services/ Web-MD Hospital Services, including any RSA object Code, as follows: (i) for acquisition by or on behalf of civilian agencies, as necessary to obtain protection as "commercial computer software" and related documentation in accordance with the terms of NCI's or Licensee's customary license, as specified in 48 C.F.R. 12.212 of the Federal Acquisition Regulations and its successor regulations, or (ii) for acquisition by or on behalf of units of the Department of Defense, as necessary to obtain protection as "commercial computer software" as defined in 48 C.F.R. 227.7014(a)(1) of the Department of Defense Federal Acquisition Regulation Supplement (DFARS) and related documentation in accordance with the terms of NCI's or Licensee's customary license, as specified in 48 C.F.R. 227.7202.1 of DFARS and its successor regulations.

   2.3. In the event that Licensee includes an "About Box" or similar reference in the Internet Services/ Web-MD Hospital Services, Licensee agrees to insert and maintain in the "About Box" (1) the RSA "Licensee Seal" indicated in Appendix "A", and (2) a hypertext link to RSA's homepage at an RSA-designated URL (currently www.rsa.com), which logo and pointer shall appear on the first page of such "About Box" and in no less prominent location and size than any other third party logo included therein.

   2.4. Licensee further agrees to include in any Security Advisory made available to third parties, whether in printed or electronic format, the RSA "Licensee Seal" indicated in Exhibit "A" and a brief description of the RSA software sublicensed hereunder and its relevant applicability to the subject matter of the Security Advisory. For the purposes of the Agreement, "Security Advisory" means any tutorial, FAQ or similar manual or instructional documentation describing data security used by or available in the Internet Services/Web-MD Hospital Services.

3. REGARDING HEADSPACE SOFTWARE - In the event that the Internet Services/Web-MD
   ----------------------------
   Hospital Services include Headspace MIDI software or music content sublicensed from NCI, you must comply with the following restrictions and obligations:

   3.1. In the event that the Internet Services/Web-MD Hospital Services includes an "About Box" or similar reference, Licensee must include references to Headspace, Inc. and the RMF logo, as well as a link to the Headspace, Inc. web site, in the area designated by Licensee for such "About Box". The RMF logo is included as Appendix "B", attached hereto, and incorporated herein by this reference.

4. REGARDING PROGRESSIVE NETWORKS SOFTWARE - In the event that the Internet
   ---------------------------------------
   Services/Web-MD Hospital Services includes Progressive Networks software sublicensed from NCI, you must comply with the following restrictions and obligations:

   4.1. Licensee must use Progressive Networks' (PN) marks in accordance with PN's usage policies attached hereto as Appendix "C" and incorporated herein by this reference. Such marks may be used solely in connection with Licensee's advertising, marketing and distribution of the Internet Services/ Web-MD Hospital Services incorporating PN's software.

   4.2. To the extent the Internet Services/Web-MD Hospital Services includes an implementation of an "About Box" or similar reference, Licensee must include a reference to "Progressive Networks" and "Real Audio" as follows:

         "The RealAudio Player is included under license from Progressive Networks, Inc. Copyright 1995-1997, Progressive Networks, Inc. RealAudio and the RealAudio logo are registered trademarks of Progressive Networks, Inc. All rights reserved."

   4.3. Licensee acknowledges that use, duplication or disclosure of the PN software by the Government is subject to restrictions set forth in subparagraphs (a) through (d) of the Commercial Computer-Restricted Rights clause at FAR 52.227-19 when applicable, or in subparagraph
         (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013, or in similar clauses in the NASA FAR supplement. Contractor/manufacturer is Progressive

         Networks, Inc.; 1111 Third Avenue; Suite 500; Seattle, Washington,
         98101.

5. REGARDING JAVA SOFTWARE--In the event that the Internet Services/Web-MD
   -----------------------
   Hospital Services include Java Software from Sun Microsystems, Inc. ("Sun") or Javasoft, you must comply with the following restrictions and obligations:

   5.1. The Internet Services/Web-MD Hospital Services containing Java software that you distribute shall include in the documentation, or in other terms and conditions of sale, notices substantially similar to those contained on and in the NCI Software, SDKs and related documentation. You shall require an end user license agreement for each unit of the product providing access to the Internet Services/Web-MD Hospital Services shipped, including without limitation, warranty, limitation of liability, restricted rights for government, no transfer of title, High Risk Activities, etc. If you use a package design for the Internet Services/Web-MD Hospital Services, such package design shall include an acknowledgment of Sun as the source of the Java software and such other notices as specified below.

   5.2. Java Applets in any hypertext markup language (HTML) or standard generalized markup language (SGML)-based browser which is shipped as part of the Internet Services/Web-MD Hospital Services shall use the Document Type Definition ("DTD") as specified by Sun Microsystems..

   5.3. The following disclaimer must be provided to each user of the Internet Services/Web-MD Hospital Services:

         This product is not fault-tolerant and is not designed, manufactured or intended for use or resale as on-line control equipment in hazardous environments requiring fail-safe performance, such as in the operation of nuclear facilities, aircraft navigation or communications systems, air traffic control, direct life support machines, or weapons systems, in which the failure of this product could lead directly to death, personal injury, or severe physical or environmental damage.

   5.4. The following notices and acknowledgments must be provided to each user of the Internet Services/Web-MD Hospital Services as described below:

         5.4.1. On Licensee's web site that describes such Internet Services/Web-MD Hospital Services, Licensee must include the following: Java logo, Java Applet Interoperability Mark*, and message "Powered by Java (TM) from Sun Microsystems, Inc." with a hypertext link to `http://java.sun.com'.

         5.4.2. In any Internet Services documentation, splash screen or other location where notices, attribution and proprietary markings are listed, Licensee must include the following: Java logo, Java Applet Interoperability Mark, the message "Powered by Java(TM) technology from Sun Microsystems, Inc." and applicable copyright notices associated with a hypertext link to the `http://java.sun.com'. The splash screen, if any, should be a minimum size of twelve (12) square inches.

   5.5. Licensee shall not remove any copyright notices, trademark notices or other proprietary legends of Sun or its suppliers contained on or in the software or any documentation provided by NCI. Licensee shall comply with all reasonable requests by Sun to include Sun's copyright and/or other proprietary rights notices on the Internet Services/Web-MD Hospital Services, documentation or related materials as specified in this section.

   5.6. Licensee must comply with Sun's standard Trademark and Logo Usage Policies. Specifically, Sun's marks must only be used in the text of any materials (not in headlines or graphics) and in the same typesize and typestyle as the surrounding text; the marks must be used as adjectives, not as nouns; and Sun's marks must be identified with the applicable (R) or (TM) notices and attributed to Sun in an appropriate location in any materials, as stated above. Information regarding Sun's web logo trademark policies can be found at www.sun.com/logos/trademark.html.

*The Java Applet Interoperability Mark has not been designed by Sun Microsystems, Inc. but may include such designation as "Java 1.0 Applet Compatible." Sun may change such logo, message and hypertext link on reasonable advance notice.

                           APPENDIX "A" TO EXHIBIT E

                            RSA SEAL AND TRADEMARKS

RSA Licensee Seal:

[LOGO]

You are also permitted to use the following RSA trademarks, as applicable, in ads, product packaging, documentation or collateral materials, provided that you use the correct trademark designator, depicted below, and identify RSA as the owner of the mark.

         RC2(R) Symmetric Block Cipher, RC4(R) Symmetric Stream Cipher
                        RC5(TM) Symmetric Block Cipher
                             BSAFE(TM), TIPEM(TM)
                        RSA Public Key Cryptosystem(TM)
                       MD(TM), MD2(TM), MD4(TM), MD5(TM)

RSA has reserved the right to update this Appendix "A" from time to time upon reasonable notice to you.

                           APPENDIX "B" TO EXHIBIT E

                                   RMF LOGO

                                    [LOGO]

                           APPENDIX "C" TO EXHIBIT E


                  PROGRESSIVE NETWORKS TRADEMARK USAGE POLICY

     REALAUDIO(R) (text form)
     PN(R) (text form)
     PROGRESSIVE NETWORKS(R) (text form)
     REALMEDIA(TM) (text form)
     REALVIDEO(TM) (text form)
     REALPLAYER(TM) (text form)
     WEBACTIVE (R) (text from)


1. When using a Progressive Networks' trademark ("PN Mark"), use the registered trademark symbol (R) or the (TM) symbol, as indicated in the above example, on the most prominent (or if none is prominent, the first) appearance of a PN Mark. For any PN Mark that is not registered, the (TM) symbol should be used in place of the registered trademark symbol (R). Once marked, it is not normally necessary to mark subsequent appearances of the trademark in the piece. Every appearance of PN Logos in stylized form should always appear with the appropriate (R) or (TM) symbol, and may be used only under license with PN unauthorized use is strictly prohibited. Shown above are a list of current PN Marks that reflects the registration status of the PN Marks. This list will be updated from time to time.

2. When using a PN Mark, never vary the spelling, add or delete hyphens, make one word two, or use a possessive or plural form of the PN Mark. PN word marks must always be used as adjectives followed by a generic term (such as "software" or "system"), and never as nouns or verbs.

3. Progressive Networks is the owner of all right, title, and interest in the PN Marks and Licensee agrees that it will not challenge the validity of Progressive Networks' ownership of the PN Marks. Licensees shall not reproduce or use (or authorize the reproduction or use of) the PN Marks in any manner other than expressly authorized by Progressive Networks.

4. Progressive Networks may from time to time modify the PN Marks. Progressive Networks will use commercially reasonable efforts to give licensees advance notice of such modifications.

5. In order to assure compliance, you will, upon request from Progressive Networks, provide samples of any marketing and advertising materials that include the PN Marks.

6. In any place where they appear together, the PN Marks and any associated text must be at least as large as the trademark and text of another vendor.

                IMPORTANT INFORMATION ABOUT USING THE TEXT FORM
                            OF THE WORD REALAUDIO(R)

1. When using the word RealAudio, use the registered trademark symbol (R) symbol, as indicated in the above example, on the most prominent (or if none is prominent, the first) appearance of its use on a page. For any PN Mark that is not registered, the (TM) symbol should be used in place of the registered trademark symbol (R). Once marked with the (R) symbol, it is not normally necessary to mark subsequent appearances of the trademark in the piece.

2. When using the word RealAudio, never vary the spelling, add or delete hyphens, make one word two, or use a possessive or plural form of the word. RealAudio must always be used as an adjective followed by a generic term (such as "software" or "system"), and never as a noun or verb.

                                   EXHIBIT F

                             PROMOTIONAL ACTIVITIES



     1. Cooperate with each other to coordinate mutually agreed upon joint visits with ENDEAVOR's senior management and NCI's senior management to Hospitals such as National Jewish Research and Medical Center l in Denver.

     2. Introduce ENDEAVOR to third parties that NCI, in its sole discretion, determines may be interested in ENDEAVOR's healthcare-based content.


     3. Notify ENDEAVOR of Oracle Corporation initiatives, such as Oracle Promise Foundation, of which NCI is aware.

                                    EXHIBIT G

        MINIMUM TERMS AND CONDITIONS FOR HOSPITAL SUBLICENSE AGREEMENTS

     In addition to the terms and conditions set forth in the Agreement, ENDEAVOR shall include, at a minimum, the following terms and conditions in the Hospital Sublicense Agreements:

     1. The Hospital acknowledges that, once activated for a Subscriber, NC Cards may not be reused and/or reactivated for another Subscriber.
     2. Hospitals shall only grant Subscriptions to Subscribers located in the Territory. Once a Subscription is granted to an end user, such Subscription is specific to such end user and shall not be regranted or reused in any way.
     3.  The Hospital shall have no right to market and/or distribute the SDKs.
     4. The Hospital is granted a non-exclusive, non-transferable license (i) to copy, install, and use copies of the NCI Server Software for purposes of deployment of the Internet Services and or the Web-MD Hospital Services on the NCI Approved Network Computer Device in the Territory, and (ii) to grant Subscriptions to access the Internet Services through the NCI Server Software to Subscribers in the Territory optionally through NC Cards and as otherwise limited in this Agreement.
     5. The Hospital shall not grant access to the NCI Server Software through any process other than Subscription as described in this Agreement.
     6. Neither the Hospital nor the Subscribers acquire any rights in the NCI Logo, the NCI Software other than those rights specified in this Agreement.
     7. The Hospital disclaims, to the extent permitted by applicable law, NCI's liability for any damages, whether direct, indirect, incidental or consequential, arising from the use of the NCI Software.
     8. The Hospital shall not use or duplicate the NCI Software for any purpose other than as specified in this Agreement or make the NCI Software available to unauthorized third parties.
     9. The Hospital shall not use the NCI Software for its internal data processing or for processing customer data except as required to facilitate the Internet Services and/or the Web-MD Hospital Services and only as specified under this Agreement.
     10. The Hospital shall not cause or permit the reverse engineering, disassembly or decompilation of the NCI Software by either the Subscriber or any other party.
     11. The Hospital must account to ENDEAVOR Quarterly and shall provide the following information within 20 days following the end of each Quarter: a) the total number of active Subscribers for each month during such Quarter;
     (b) the number of NC Cards activated by Hospital during such Quarter (c) the total activation fees due, (d) and any other information reasonably requested by NCI.
     12. The Hospitals shall purchase all NC Cards in accordance with the terms set forth in this Agreement
     13. NCI is a named third party beneficiary of all Hospital Sublicense Agreements.
     14. Upon termination of this Agreement each Hospital shall either destroy or return to NCI, at NCI's option, all copies in all forms of the NCI Software.
     15.  The Hospital shall not make any warranty on behalf of NCI.
     16. The Hospital shall include a reproduction of NCI's copyright notice on all copies of the NCI Software deployed by the Hospital in whatever form.
     17. The Hospital represents and warrants that the Internet Services and the Web-MD Hospital Services (and related customer support) provided to Subscribers by the Hospitals shall be of equal or greater quality, availability, and responsiveness as all other similar services provided by or on behalf of the Hospitals (and in no case less than the comparable industry standards) and (ii) shall be consistent with NCI's reasonable criteria as determined by periodic quality evaluations performed from time to time by or on behalf of NCI.
     18.  The Hospital Sublicense Agreements cannot be assigned.
     19.  The Hospitals agree to comply fully with all Export Laws.